                                                      Registration No. 333-

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                  POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               OLIN CORPORATION
            (Exact name of registrant as specified in its charter)

                      Virginia                                                  13-1872319
                      --------                                                  ----------
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)

501 Merritt 7, Norwalk, Connecticut                                                06851
-----------------------------------                                                -----
(Address of Principal Executive Offices)                                         (Zip Code)

             OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
                           (Full title of the plan)

                              J. M. Jackson, Jr.
                        Vice President, General Counsel
                                 and Secretary
                               Olin Corporation
                                 501 Merritt 7
                          Norwalk, Connecticut 06851
                    (Name and address of agent for service)

                                 203-750-3126
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                                Proposed Maximum
                                                                ----------------
Title of Each Class of Securities     Amount to be        Offering Price      Aggregate                Amount of
to be Registered                      registered (1)      Per Share (2)       Offering Price (2)       Registration Fee
Common Stock (par value $1.00         500,000             $19.94              $9,970,000.00            $2,492.50
per share)

Participating Cumulative              (3)                 (3)                 (3)                      (3)
Preferred Stock Purchase Rights

     (1) This Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the Plan, as well as any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend or stock split or as the result of other anti-dilution provisions in the Plan.

     (2) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based upon the average of the high and low prices reported for the Common Stock on January 23, 2001, on the New York Stock Exchange consolidated reporting system.

     (3) The rights are attached to the Common Stock pursuant to the Rights Agreement dated as of February 27, 1996, between Olin Corporation and Chemical Mellon Shareholder Services, L.L.C. The value attributable to the rights, if any, is reflected in the value of the Common Stock and the registration fee for the rights is included in the fee for the Common Stock.

                               EXPLANATORY NOTE


     Olin Corporation ("Company") has prepared this Amendment No. 1 to Registration Statement (the "Registration Statement"), Registration Number 333-17629 in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register an additional 500,000 shares of Common Stock, which will be issued in accordance with our Contributing Employee Ownership Plan, as amended ("Plan").

                   INCORPORATION OF CONTENTS OF REGISTRATION
                            STATEMENT BY REFERENCE


     The Company filed a registration statement on Form S-8 (File No. 333-17629) with the Securities and Exchange Commission ("SEC") covering the registration of 2,500,000 shares for issuance under the Plan. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 500,000 shares pursuant to the Plan. This Registration Statement should also be considered a post-effective amendment to the prior registration statement. The contents of the prior registration statement are incorporated herein by reference.



Item 8. EXHIBITS The Exhibits to this Amendment No. 1 to Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on January 25, 2001.


                                        OLIN CORPORATION



                                        By:    /s/ J. M. Jackson, Jr.
                                               ----------------------------
                                               J. M. Jackson, Jr.
                                        Title: Vice President, General
                                               Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

            Signature                Title                                              Date
            ---------                -----                                              ----

/s/ Donald W. Griffin                Chairman of the Board, President, Chief     January 25, 2001
--------------------------------     Executive Officer and Director
Donald W. Griffin                    (Principal Executive Officer)


/s/ Anthony W. Ruggiero              Executive Vice President, Chief             January 25, 2001
--------------------------------     Financial Officer and Director
Anthony W. Ruggiero                  (Principal Financial Officer)


/s/ William W. Higgins*              Director                                    January 25, 2001
--------------------------------
William W. Higgins


                                     Director
--------------------------------
Randall W. Larrimore

Signature                                         Title                                    Date
---------                                         -----                                    ----

__________________________________                Director
Stephen F. Page


/s/ G. Jackson Ratcliffe, Jr.*                    Director                            January 25, 2001
----------------------------------
G. Jackson Ratcliffe, Jr.


__________________________________                Director
Richard M. Rompala


/s/ Mary E. Gallegher
----------------------------------                Vice President and Controller       January 25, 2001
Mary E. Gallagher                                 (Principal Accounting Officer)

*By J. M. Jackson, Jr. as attorney-in-fact


     Pursuant to the requirements of the Securities Act of 1933, the Olin Corporation Contributing Employee Ownership Plan has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 25th day of January, 2001.

                              OLIN CORPORATION CONTRIBUTING
                              EMPLOYEE OWNERSHIP PLAN

                              By the Pension and CEOP Administrative Committee


                              /s/ Peter C. Kosche
                              -----------------------------
                              Peter C. Kosche


                              /s/ Sharon E. Doughty
                              -----------------------------
                              Sharon E. Doughty



                              -----------------------------
                              Linda S. LaFortune

                                 EXHIBIT INDEX

EXHIBIT     DESCRIPTION

5           Opinion of Counsel.

23.1        Consent of Independent Auditor

23.2        Consent of Counsel (contained in Exhibit 5)